Exhibit 99.1

Marker Therapeutics Appoints Steve Elms to its Board of Directors

Houston, TX – August 6, 2019 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced the appointment of Steve Elms to its Board of Directors, effective August 6.

“We are pleased to welcome Steve to our Board of Directors,” said Peter L. Hoang, President & CEO of Marker. “Steve has built an impressive career, holding numerous leadership positions in the healthcare sector and we look forward to his many contributions as we continue to advance our pipeline of next-generation T cell-based immunotherapies.”

Throughout his career, Mr. Elms has held numerous leadership roles in the healthcare sector. Mr. Elms currently serves as Managing Partner at Aisling Capital, a leading life sciences invetment firm. Prior to joining Aisling, he was a Principal in the Life Sciences Investment Banking Group of Chase H&Q (formerly Hambrecht & Quist), where he was involved in over 60 financing and M&A transactions, helping clients raise in excess of $3.3 billion in capital. Prior to H&Q, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette. His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group. Mr. Elms currently serves as a director of ADMA Biologics, Ajax Health II and Zosano Pharma and and was previously chairman of the board of LOXO Oncology. He also serves on the INVO Board at Northwestern University. Mr. Elms received his M.B.A. from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Human Biology from Stanford University.

About Marker Therapeutics, Inc.

Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cells therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

2

Marker is also advancing a number of innovative peptide- and gene-based immuno-therapeutics for the treatment of metastatic solid tumors, including the Folate Receptor Alpha program (TPIV200) for breast and ovarian cancers and the HER2/neu program (TPIV100/110) for breast cancer, currently in Phase 2 clinical trials.

To receive future press releases via email, please visit: https://markertherapeutics.com/email-alerts/

Forward-Looking Statement Disclaimer

This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research and development activities relating to our non-engineered multi-tumor antigen specific T cell therapies; our TPIV200 and TPIV100/110 programs; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; and, the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investor

Solebury Trout

Chiara Russo

(617) 221-9197

crusso@soleburytrout.com

Media

Solebury Trout

Amy Bonanno

(914) 450-0349

abonanno@soleburytrout.com

3